Exhibit 99.1

Blue Owl Capital Corporation and Blue Owl Capital Corporation III Announce Merger Agreement

Merger of two high-quality, diversified portfolios with substantial investment overlap significantly enhances scale

Will create second largest publicly traded BDC by total assets, with $18.4 billion of total assets on a pro forma basis at fair value

NEW YORK – August 7, 2024 – Blue Owl Capital Corporation (NYSE: OBDC) and Blue Owl Capital Corporation III (NYSE: OBDE) today announced that they have entered into a definitive merger agreement, with OBDC as the surviving company, subject to certain shareholder approvals and other customary closing conditions. Following the recommendation of each of their special committees, the boards of directors of both OBDC and OBDE have unanimously approved the transaction.

Craig W. Packer, Chief Executive Officer of OBDC and OBDE said, “We believe now is the right time to deliver long-term value for both OBDC and OBDE shareholders and streamline our direct lending platform. The merger is set to enhance scale while preserving our strong credit quality. This increased scale positions the combined company to deliver attractive risk-adjusted returns for shareholders in the years to come.”

Key Transaction Highlights

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Acquisition of a Known, High-Quality Portfolio of Assets – OBDC and OBDE employ the same investment strategy, and Blue Owl Capital Inc. (“Blue Owl”) has been allocating the same investments to both funds since OBDE’s inception. As a result, approximately 90% of the investments in OBDE overlap with those of OBDC. The combination of two known, complementary portfolios, constructed and managed by the same centralized team, will facilitate portfolio consolidation and meaningfully mitigate potential integration risk.

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Increased Scale and Diversification – The proposed merger will increase OBDC’s total investments by approximately 30%, meaningfully increasing the combined company’s scale. OBDC’s investment portfolio on a pro forma basis at fair value is expected to increase to approximately $17.7 billion across 256 portfolio companies with an average position size of 0.4% as of June 30, 2024. Diversification is also critical to risk mitigation, reducing reliance on the success of any one investment, and this proposed merger strengthens that effort. The combined company is expected to be the second largest externally managed, publicly traded BDC by total assets.

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Improved Secondary Market Liquidity – The increased market capitalization following the proposed merger may result in enhanced trading liquidity and potential for greater institutional ownership. Elimination of a second diversified publicly traded BDC reduces arbitrage opportunities while streamlining Blue Owl BDCs’ organizational structure.

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Well-Balanced Capital Structure and Increased Access to Long-Term, Low-Cost, Flexible Debt Capital – The increased scale of the combined company may create potential for more diverse funding sources, while consolidating existing facilities. Greater scale and structural simplification could improve cost of debt and allow for more favorable financing terms over time. The combined company may benefit from OBDC’s higher investment grade credit ratings to drive additional funding cost savings.

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Accretive to Net Investment Income (“NII”) – The proposed merger is expected to be accretive to NII over time, driven by operational savings through the elimination of duplicative expenses, which both OBDC and OBDE estimate could be in excess of $5 million in the first year. Additionally, NII should benefit further from incremental yield through portfolio mix optimization and cost savings from capital structure improvements over the long-term.

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Opportunity for Net Asset Value (“NAV”) Per Share Accretion – The terms of the transaction allow for potential NAV per share accretion to OBDC if shares of OBDC are trading above OBDC’s NAV per share at the time of closing. Additionally, the structure allows for OBDE shareholder consideration to be valued at a potential premium to OBDE’s NAV per share if shares of OBDC are trading above OBDC’s NAV per share at the time of closing.

Exchange Ratio

Under the terms of the proposed merger, shareholders of OBDE will receive newly issued shares of OBDC for each share of OBDE based on the Exchange Ratio determined prior to closing. The Exchange Ratio will be calculated based upon (i) the NAV per share of OBDC and OBDE, each determined before merger close and (ii) the market price of OBDC common stock (“OBDC Price”) before merger close. Formulaically, the Exchange Ratio will be determined as follows.

Scenario	OBDC Price / OBDC NAV per share	Exchange Ratio
1	≤ 100%	OBDE NAV per share / OBDC NAV per share
2	100% to 104.5%	(OBDE NAV per share x (1 + 50% x (OBDC Price / OBDC NAV per share – 1))) / OBDC Price
3	> 104.5%	OBDE NAV per share x 102.25% / OBDC Price

Additional Transaction Details

In connection with and in support of the transaction, only if the proposed merger is consummated, OBDC’s advisor, Blue Owl Credit Advisors LLC, has agreed to reimburse fees and expenses associated with the merger up to a cap of $4.25 million.

Prior to the anticipated closing of the proposed merger, OBDC and OBDE intend to declare and pay ordinary course quarterly dividends.

Prior to the closing of the proposed merger, subject to the approval of OBDE’s board of directors, OBDE will declare a dividend to OBDE’s shareholders equal to any undistributed net investment income estimated to be remaining as of the closing of the proposed merger. This will include any unpaid special dividends previously declared in conjunction with OBDE’s listing in January 2024.

If the merger closes prior to January 25th, any lock-ups remaining on shares of OBDE as of the closing will be waived.

Following the closing of the proposed merger, OBDC’s existing $150 million share repurchase program will remain in place.

The combined company will be externally managed by Blue Owl Credit Advisors LLC, and all current OBDC officers and directors will remain in their current roles. The combined company will trade under the ticker “OBDC” on the New York Stock Exchange.

Completion of the proposed merger is subject to OBDC and OBDE shareholder approvals, customary regulatory approvals and other customary closing conditions. Assuming satisfaction of these conditions, the transaction is expected to close in the first quarter of 2025.

Advisors

BofA Securities and Truist Securities are serving as lead financial advisors to OBDC in connection with the transaction. ING Financial Markets LLC and MUFG Bank, Ltd are also acting as co-financial advisors to OBDC. Eversheds Sutherland (US) LLP is acting as the legal counsel to the special committee of OBDC.

Keefe, Bruyette & Woods, A Stifel Company, is serving as lead financial advisor to OBDE. SMBC is also acting as co-financial advisor to OBDE. Stradley Ronon Stevens & Young LLP is serving as legal counsel to the special committee of OBDE.

Kirkland & Ellis LLP is serving as legal counsel to the investment advisors of OBDC and OBDE.

Conference Calls

OBDC will hold a conference call to discuss the merger and its second quarter 2024 financial results at 10:00 a.m. Eastern Time on Thursday, August 8, 2024. OBDE will hold a conference call to discuss the merger and its second quarter 2024 financial results at 11:00 a.m. Eastern Time on the same day following OBDC’s call.

OBDC Call Details

A live webcast will be available on the Events section of OBDC’s website at www.blueowlcapitalcorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 737-7048

International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

OBDE Call Details

A live webcast will be available on the Events section of OBDE’s website at www.blueowlcapitalcorporationiii.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 407-9714

International: +1 (201) 689-8865

All callers will need to reference “Blue Owl Capital Corporation III” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

About Blue Owl Capital Corporation

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2024, OBDC had investments in 212 portfolio companies with an aggregate fair value of $13.3 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

About Blue Owl Capital Corporation III

Blue Owl Capital Corporation III (NYSE: OBDE) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2024, OBDE had investments in 207 portfolio companies with an aggregate fair value of $4.3 billion. OBDE has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDE is externally managed by Blue Owl Diversified Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition of OBDC or OBDE or the two-step merger (collectively, the “Mergers”) of OBDE with and into OBDC. The forward-looking statements may include statements as to: future operating results of OBDC and OBDE and distribution projections; business prospects of OBDC and OBDE and the prospects of their portfolio companies; and the impact of the investments that OBDC and OBDE expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the timing or likelihood of the Mergers closing; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Mergers; (iv) the percentage of OBDC and OBDE shareholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that shareholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets and political environment; (x) the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict, and general uncertainty surrounding the financial and political stability of the United States (including uncertainties related to the 2024 U.S. presidential election), the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; (xi) future changes in law or regulations; (xii) conditions to OBDC’s and OBDE’s operating areas, particularly with respect to business development companies or regulated investment companies; (xiii) an economic downturn, elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, and the risk of recession or a shutdown of government services could impact business prospects of OBDC and OBDE and their portfolio companies or following the closing of the Mergers, the combined company; (xiv) the ability of Blue Owl Credit Advisors LLC to locate suitable investments for the combined company and to monitor and administer its investments; (xv) the ability of Blue Owl Credit Advisors LLC to attract and retain highly talented professionals; and (xvi) other considerations that may be disclosed from time to time in OBDC’s and OBDE’s publicly disseminated documents and filings with the Securities and Exchange Commission (“SEC”). OBDC and OBDE have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although OBDC and OBDE undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OBDC and OBDE in the future may file with the SEC, including the Joint Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the Mergers, OBDC and OBDE plan to file with the SEC and mail to their respective shareholders a joint proxy statement/prospectus (the “Joint Proxy Statement”) and OBDC plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Joint Proxy Statement and a prospectus of OBDC. The Joint Proxy Statement and Registration Statement

will each contain important information about OBDC, OBDE, the Mergers and related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF OBDC AND OBDE ARE URGED TO READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OBDC, OBDE, THE MERGERS AND RELATED MATTERS. Investors and security holders will be able to obtain the documentation filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and for documents filed by OBDC, from OBDC’s website at https://www.blueowlcapitalcorporation.com and for documents filed by OBDE, from OBDE’s website at https://www.blueowlcapitalcorporationiii.com.

Participation in the Solicitation

OBDC, its directors, certain of its executive officers and certain employees and officers of Blue Owl Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDC is set forth in its proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024. OBDE, its directors, certain of its executive officers and certain employees and officers of Blue Owl Diversified Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDE is set forth in its proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 28, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OBDC and OBDE shareholders in connection with the Merger will be contained in the Joint Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.

Investor Contact:

BDC Investor Relations

Michael Mosticchio

michael.mosticchio@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com